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                                                                   EXHIBIT 10.16

                                   LINEO, INC.

                            INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of February __, 2000 by and among LINEO, INC., a Delaware corporation (the "Company") and the investors named on Schedule 1 hereto (the "Investors").

                                    RECITALS

     A. The Investors are acquiring shares of Series A Convertible Preferred Stock, $.001 par value per share, of the Company (the "Series A Preferred Stock") pursuant to the terms of a Stock Purchase Agreement and a Recapitalization Agreement dated as of the date hereof between the Company and the Investors (the "Purchase Agreement").

     B. It is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties.

                                    AGREEMENT

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" and "Affiliated" refer to any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. For purposes of this definition, "person" means any individual, firm, corporation, constituent members of a partnership, constituent members of a limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and includes any successor (by merger or otherwise) of such entity.

     "Common Stock" means the Company's common stock, $.001 par value per share.

     "Common Stock Equivalent" means shares of: (a) Common Stock; (b) Common Stock issuable upon conversion of Series A Preferred Stock; and (c) any other Common Stock issuable upon conversion or exercise of any security (other than Series A Preferred Stock), including options, issued or granted by the Company that is convertible into or exercisable for Common Stock.

     "Holder" shall mean an Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with the terms and conditions hereof.

     "Preferred Stock" means the Series A Preferred Stock and any other shares of preferred stock of any series any time issued by the Company.


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     "Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation to the public at a minimum price of $10.00 per share and pursuant to which the gross proceeds received by the Corporation equal or exceed $15,000,000.

     "Register," "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.

     "Registrable Securities" shall mean any shares of Common Stock held by the Investors and permitted assignees (or subject to acquisition by the Investors and permitted assignees upon conversion of Series A Preferred Stock), including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if a Holder owns Series A Preferred Stock, the Holder may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Series A Preferred Stock to be converted to Common Stock until and unless such closing occurs; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities;

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholder" and "Stockholders" mean the Investors and any other stockholders of the Company that become parties to this Agreement..

     "Shares" mean all shares of Stock now owned, or hereafter acquired, by any Stockholder.

     "Stock" means all shares of Common Stock and Preferred Stock, and all other securities of the Company that may be issued in exchange for or in respect of shares of Common Stock and Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means), the number of which is determined on an as-converted-into-Common Stock basis.

     "Transfer" means to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any part of its Shares.

2.   RIGHT TO PARTICIPATE IN COMPANY SALES.

     Subject to the terms and conditions specified in this Section 2, and until such time as the Company's Public Offering, the Company grants to each Investor the right to purchase such Investor's pro rata portion of any company shares that the Company may, from time to time, propose to sell after the date of this Agreement.


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     2.1  NOTICE

     If the Company proposes to sell Company Shares, it shall give each Investor written notice of its intention (the "Company Notice") ten (10) days prior to the proposed date of closing of the transaction in which the Company Shares are to be issued (the "Company Shares Closing Date"). The Company Notice shall include, to the extent such information is known by the Company: (a) a description of the type of Company Shares; (b) the number and the anticipated per share price of the Company Shares; (c) the name of any proposed purchaser;
(d) the Company Shares Closing Date; and (e) in reasonable detail, the other terms and conditions, if any, pursuant to which the Company is proposing to sell the Company Shares.

     2.2  ELECTION

     Each Investor shall have until five (5) days after the date of the Company Notice to notify the Company in writing of its election and agreement to purchase its respective pro rata portion of such Company Shares at the same price and upon the same terms as any other investors in such offering or, if there are no investors in such offering other than the Investors, then at the price and upon the terms specified in the Company's Notice. Each such notice by an Investor to the Company shall specify the maximum quantity of Company Shares that such Investor is willing to agree to purchase.

     2.3  PRO RATA PORTION

     For purposes of this Section 2, each purchasing Investor's pro rata portion of the Company Shares is that proportion of the Company Shares as the number of Shares then held by such purchasing Investor bears to the total number of Common Stock Equivalents then outstanding.

     2.4  SUBSEQUENT OFFERING

     If all Company Shares referred to in the Company Notice are not elected to be purchased as provided in this Section 2 or if for any reason any Investor that had elected to purchase such Company Shares does not timely consummate such purchase, then the Company may, on the Company Shares Closing Date or during the ninety (90)-day period following the Company Shares Closing Date, sell such unsubscribed Company Shares to any person or persons at a price not less, and upon terms no more favorable to the purchasers of such securities, than those specified in the Company Notice. If the Company has not sold all of the Company Shares within such ninety (90)-day period, then this Section 2 participation right shall be revived and such Company Shares shall not be offered unless first reoffered to the Stockholders in accordance with this Section 2.

     2.5  EXCLUDED OFFERINGS

     The right of participation in this Section 2 shall not apply to the Company's currently anticipated Series B Preferred Stock financing, information about which has been disclosed separately to the Investors. The right of participation in this Section 2 shall also not apply where the Company, with the approval of the Board of Directors, issues or reserves shares of common stock in connection with (i) a stock dividend to holders of common stock or upon the subdivision or combination of shares of common stock, (ii) any stock option plan or other restricted stock plan or employee stock bonus program or grant or other similar arrangement designated and approved by the Board of Directors, (iii) the conversion of convertible preferred stock, (iv) in connection with the merger or consolidation


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of the Company or a subsidiary of the Company with any other operating company, or the exchange of the capital stock of the Company for the capital stock of another operating company, (v) the acquisition of any assets, stock or other interest in any other operating entity, and (vi) pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution; provided, that in the case of any transaction described in clauses
(iv) or (v) of this Section 2.5, such transaction must receive prior approval by the Company's Board of Directors and shall not be excluded from the right of participation in this Section 2 where such transaction is with a five percent or greater stockholder of the Company or an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act of 1933, as amended. Any determination made by the Company's Board of Directors with respect to any matter described in this Section 2.5 shall be conclusive.

     2.6  ASSIGNMENT

     The right of participation under this Section 2 is not assignable except by an Investor: (a) to an Affiliated entity or to a partner or retired partner of such Investor or to a partner or retired partner of an Affiliated entity; or (b) to a constituent member of an Affiliated entity that is a limited liability company.

3.   COMPANY COVENANTS.

     3.1  INFORMATION RIGHTS

     The Company shall deliver to the Investors the following:

          (a) Annual financial statements prepared in accordance with Generally Accepted Accounting Principles ("GAAP") within 90 days following the fiscal year end.

          (b) Quarterly unaudited financial statements prepared in accordance with GAAP within 45 days following each fiscal quarter.

     3.2 INSPECTION RIGHTS The Investors shall have the right to inspect the books and records of the Company during normal business hours upon written request made at least one (1) business day in advance; provided, that the Investors shall avail themselves of such right no more often than once every fiscal quarter.

     3.3  INSURANCE

          (a) The Company agrees to maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated, and within ninety (90) days following the Closing, obtain and maintain in full force and effect thereafter a policy of directors and officers liability insurance in an amount that is commercially reasonable.

          (b) The Company agrees to maintain in full force and effect a policy or policies of key person life insurance issued by insurers of recognized responsibility covering the life of Bryan Sparks in the amount of no less that $2,000,000.


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     3.4  PROPRIETARY RIGHTS AGREEMENTS

     All of the Company's current and future employees and consultants shall enter into a proprietary rights agreement or another standard proprietary rights agreements containing such provisions regarding confidentiality, non-use and invention assignments as are customary for similarly situated companies.

     3.5  BOARD APPROVAL

     The following matters shall be approved by the Company's Board of Directors in accordance with the Company's Bylaws and Delaware law:

          (a)  Annual Company budgets;

          (b)  Appointment of corporate officers;

          (c) Changes in Compensation for any Company officer with annual compensation of more than $100,000 per year;

          (d)  Amendments to the Company's Stock Option Plan;

          (e)  Grants of stock options;

          (f)  Sale or issuance of any capital stock;

          (g) The purchase of any non-budgeted capital equipment for more than $100,000; and

          (h) Transactions between the Company and any officer or director of the Company, or their affiliates (such approval to be granted only by the Company's disinterested directors).

          (i) Any merger or consolidation of the Company with another company or any acquistion by the Company of the stock or substantially all the assets of another business.

     3.6 BOARD COMPENSATION Non-employee directors shall be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or any Committee thereof.

4.   CONFIDENTIALITY AGREEMENT.

     Each Investor, and any successor or assign of such Investor, who receives from the Company or its agents, directly or indirectly, any information that the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of Section 3: (a) acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company; (b) agrees that it will not disseminate such information to any person other than its


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accountant, investment advisor, limited partners or attorney and that such dissemination shall be only for purposes of evaluating its investment; and (c) agrees to execute and to cause Affiliates to execute such confidentiality agreements as are necessary or desirable to further the intent of this Section 4.

5.   REGISTRATION RIGHTS.

     5.1. REQUEST FOR REGISTRATION

          (a) If the Company shall receive at any time after the earlier of (i) January __ 2003 or (ii) six (6) months after the effective date of a Public Offering, a written request from the holders (the "Initiating Holders") of a majority of the Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities having an aggregate offering price, net of underwriting discounts and commissions, equal to or exceeding $5,000,000, then the Company shall, subject to Section 5.1(b) below:

               (i) Promptly give written notice of the proposed registration to all other Holders; and

               (ii) As soon as practicable, either (A) elect to make a primary offering, in which case the rights of such Holders shall be as set forth in
Section 5.2 hereof or (B) use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

          (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5.1 after the Company has initiated two (2) such registrations pursuant to this Section 5.1 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the expenses of registration pursuant to Section 5.3 hereof and would, absent such election, have been required to bear such expenses).

          (c) Subject to Section 5.1(b) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further,


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that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

          (d) The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 5.13 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (e)  The right of any Holder to registration pursuant to this Section
5.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

          (f) If the Company shall request inclusion in any registration pursuant to this Section 5.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this
Section 5.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5.1, if the representative of the underwriters in good faith advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 5.11 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 5.1(f), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 5.11.

     5.2  COMPANY REGISTRATION

          (a) Subject to Section 5.2(e) below, if at any time or times after the date hereof the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, the Company will:

               (i)  Promptly give to each Holder written notice thereof; and


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               (ii) Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 5.2(c) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          (c) Notwithstanding any other provision of this Section 5.2, if the representative of the underwriters in good faith advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitation set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
5.11. If any person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (d) If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 5.11 hereof.

          (e) This Section 5.2 shall not apply to a registration on any registration form that does not permit secondary sales or to registrations relating solely to (i) employee benefit plans, (ii) transactions pursuant to Rule 145 or any other similar rule promulgated under the Securities Act or (iii) securities issued in connection with mergers with or acquisitions of other corporations by the Company.

     5.3. EXPENSES

          In the case of any registration under Sections 5.1 and 5.2 hereof, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and


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accounting expenses, Securities and Exchange Commission ("SEC") filing fees and
"blue sky" fees and expenses (the "Registration Expenses"); provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one (1) counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities, and in any event shall not responsible for fees for such counsel in excess of $10,000, or (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities; and, provided further, that if the Holders bear the Registration Expenses for any registration proceeding commenced pursuant to this Agreement and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 5.1 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 5.1, such registration shall not be treated as a counted registration for purposes of Section 5.1 hereof, even though the Holders do not bear the Registration Expenses for such registration.

     5.4  OBLIGATIONS OF THE COMPANY

     In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of one (1) month or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light to the circumstances then existing;


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          (e)  Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;
(f) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

          (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

          (h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its stockholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

          (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

          (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Agreement.

     5.5  SUSPENSION

     In the case of a registration for the sale of Registrable Securities, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each Holder of Registrable Securities registered under such registration statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has

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received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not give a Suspension Notice until after the registration statement has been declared effective and shall not give more than one Suspension Notice to the Holders in respect to all Registrable Securities and pursuant to this Section
5.5 during any period of 12 consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended prospectus (the "Suspension Period") exceed 60 days. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

     5.6  INDEMNIFICATION

          (a) Incident to any registration statement referred to herein, the Company will indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act)), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

          (b) The foregoing indemnity provisions are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (c) If the indemnification provided for in Section 5.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.6(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5.6(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (d)  Promptly after receipt by the indemnified party under this
Section 5.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

          (e) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5.6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

     5.7  INFORMATION BY HOLDER

     Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     5.8  RULE 144 REPORTING

     In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

     5.9  TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS

     The registration rights of the Holders of Registrable Securities under this Agreement may be transferred or assigned by any Holder to (i) any general or limited partner or other comparable affiliate of such Holder, (ii) any fund managed by or associated with such Holder or (iii) any transferee or assignee of such Holder's Registrable Securities who after such transfer or assignment will hold at least fifty percent (50%) of the Registrable Securities owned by such Holder on the date hereof; provided that the Company is given prior written notice of such transfer or assignment setting forth the name and address of the transferee or assignee and identifying the number of Registrable Securities so transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

     5.10 MARKET STAND-OFF AGREEMENT

     In connection with a public offering by the Company, the Holders, if requested in good faith by the Company and the managing underwriter of the public offering, shall agree not to sell or otherwise transfer or dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days. Notwithstanding the foregoing, such an agreement shall not be required unless all of the officers and directors and five percent (5%) or greater stockholders of the Company and all other persons with registration rights enter into similar agreements. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

     5.11 ALLOCATION OF REGISTRATION OPPORTUNITIES

     In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that if any Holder or other selling stockholder does not request inclusion of the minimum number of shares of Registrable Securities and Other Shares allocated to him, her or it pursuant to the above-described procedure, the remaining portion of his, her or its allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated.

     5.12 TERMINATION OF REGISTRATION RIGHTS

     The rights of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate upon the earlier of (i) five (5) years after the closing of the Company's first Public Offering or (ii) as to any Investor on such date after the closing of the Company's first Public Offering as such Investor owns less then thirty percent (30%) of the number of Registrable Securities originally purchased by such Investor.

6.   MISCELLANEOUS.

     6.1  TERM

     This Agreement, except for the provisions set forth in Section 5, shall terminate upon the closing of the Company's first Public Offering.

         6.2      SPECIFIC ENFORCEMENT

         The Company and the Stockholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the Company and the Stockholders shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

         6.3      LEGEND

         Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

                  The shares represented by this certificate are subject to the terms and conditions of a certain Investor Rights Agreement dated as of FEBRUARY __, 2000, as at any time amended, and may not be sold, transferred or encumbered except in accordance with the terms and provisions of said Agreement, a copy of which is on file at the principal executive office of the Company and will be furnished to the holder of this certificate upon request and without charge.

     6.4  NOTICES

     Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d); or
(d) three days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

     6.5  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then outstanding Shares held by the Investors.

     6.7  GOVERNING LAW; JURISDICTION; VENUE

     This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of laws.

     6.8  SUCCESSORS AND ASSIGNS

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

     6.9  SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.10 ENTIRE AGREEMENT; COUNTERPARTS

     This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

     6.11 AUTHORIZATION

     Each party represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                              [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         Lineo, Inc.






         By:
            ------------------------------------
            Bryan Sparks, President and Chairman

         Egan-Managed Capital, L.P.



         By EMC Partners, L.P.,

              its General Partner




         ---------------------------

         By Michael H. Shanahan

              General Partner

         Motorola, Inc.

         By:
             -----------------------

            Its: -------------------

         Canopy Group, Inc.

         By:
             -----------------------

            Its: -------------------

                                   SCHEDULE 1

                                    INVESTORS

         Egan-Managed Capital, L.P.

         Motorola, Inc

         The Canopy Group, Inc.